Exhibit 99.1

Press Release

July 30, 2024	Contact Information:

For Immediate Release	Dave Pauli
Chief Financial Officer
414.223.7770

Zurn Elkay Water Solutions Reports Second Quarter 2024 Financial Results
Investor call scheduled for Wednesday, July 31, 2024 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Second Quarter Highlights
•Net sales in the quarter were $412 million compared with $403 million in last year’s June quarter (+2% core sales(1), inclusive of a 100 basis point impact from the planned exit of certain residential sink products).
•Net income from continuing operations was $45 million (diluted EPS from continuing operations of $0.26) compared with net income from continuing operations of $33 million (diluted EPS from continuing operations of $0.19) in the year-ago quarter.
•Adjusted EPS(1) was $0.33 compared with $0.24 in the year-ago quarter.
•Adjusted EBITDA(1) was $104 million (25.3% of net sales) compared with $87 million (21.6% of net sales) in last year's second quarter.
•Net debt leverage(1) of 0.9x as of June 30, 2024.
•Deployed $61 million to repurchase 1.9 million shares of common stock in the quarter.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “Both sales and margins exceeded our guidance for the second quarter, as we leveraged 3% pro forma core sales(1) growth into adjusted EBITDA(1) growth of 20% over the prior year, as margins improved 370 basis points to 25.3%. We delivered strong second quarter free cash flow(1) of $80 million while net debt leverage(1) continues at an all-time low of 0.9x. We also repurchased nearly 2 million shares in the quarter for a total of $61 million, bringing our year to date repurchases to $80 million.”
“Our team’s belief in and relentless deployment of the Zurn Elkay Business System is what is driving our above market growth and superior financial performance around margins and free cash flow(1). We’ve clearly exceeded the original $50 million of synergies related to the Elkay transaction, while investing in and positioning ourselves for better long-term growth once the broader market begins to improve. In the meantime, our focus will be to concentrate on our customers, drive our strategic breakthroughs, and continue to build upon our unmatched competitive advantages for water solutions in North America.”

Third Quarter Outlook
Adams continued, “For the third quarter, we expect pro forma core sales(1) growth in the low single digit range and an adjusted EBITDA(1) margin of approximately 25%. We are again raising our expected full year adjusted EBITDA(1) margin expansion to 200 to 250 basis points (previous guidance was 150 to 200) of adjusted EBITDA(1) margin expansion over the prior year and now expect full year free cash flow(1) to exceed $250 million.”
Second Quarter 2024 Overview
Net sales were $412.0 million and $403.2 million during the three months ended June 30, 2024 and June 30, 2023, respectively, an increase of 2% year over year. Core sales growth of 2%, including growth across multiple product categories, was offset by a 100 basis point impact from the planned exit of certain residential sink products.
During the three months ended June 30, 2024, income from operations was $71.9 million compared to $54.8 million during the three months ended June 30, 2023. Income from operations as a percentage of net sales increased by 390 basis points year over year due to the benefits resulting from productivity synergies and restructuring actions related to the Elkay Merger, as well as lower material costs and restructuring expense year over year.
Adjusted EBITDA(1) was $104.3 million, or 25.3% of net sales, during the three months ended June 30, 2024 compared to $87.0 million, or 21.6% of net sales, during the three months ended June 30, 2023.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of mergers, acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of mergers, acquisitions and divestitures because the nature, size and number of mergers, acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control. Further, management uses "pro forma core sales", defined as reported sales less the impact of mergers, acquisitions, divestitures, foreign currency translation, and product line exits, as a measure of our financial performance that is more relevant when evaluating us against peers.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies 2024 by Newsweek for the fourth consecutive year, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures, and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety, and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products, and filtered drinking water products for public and private spaces. Visit www.zurnelkay.com for additional information about the Company.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, July 31, 2024, at 8:30 a.m. Eastern Time to discuss its second quarter 2024 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and CFO, Dave Pauli, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 800-715-9871
International toll: 646-307-1963
Access Code: 6071902
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2023, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net sales	$412.0	$403.2	$785.8	$775.3
Cost of sales	225.7	229.7	429.4	453.0
Gross profit	186.3	173.5	356.4	322.3
Selling, general and administrative expenses	98.9	96.3	194.8	184.8
Restructuring and other similar charges	0.7	7.8	7.0	9.7
Amortization of intangible assets	14.8	14.6	29.5	29.3
Income from operations	71.9	54.8	125.1	98.5
Non-operating expense:
Interest expense, net	(8.5)	(10.3)	(17.3)	(19.9)
Other income (expense), net	(1.6)	1.6	(3.0)	(0.8)
Income before income taxes	61.8	46.1	104.8	77.8
Provision for income taxes	(16.5)	(13.2)	(25.5)	(22.3)
Net income from continuing operations	45.3	32.9	79.3	55.5
Income from discontinued operations, net of tax	0.7	1.7	1.0	1.9
Net income	$46.0	$34.6	$80.3	$57.4

Basic net income per share:
Continuing operations	$0.26	$0.19	$0.46	$0.32
Discontinued operations	$0.01	$0.01	$0.01	$0.01
Net income	$0.27	$0.20	$0.47	$0.33
Diluted net income per share:
Continuing operations	$0.26	$0.19	$0.45	$0.31
Discontinued operations	$0.01	$0.01	$0.01	$0.01
Net income	$0.27	$0.20	$0.46	$0.32
Weighted-average number of shares outstanding (in thousands):
Basic	172,627	174,260	172,818	175,333
Effect of dilutive equity awards	2,376	2,221	2,738	2,365
Diluted	175,003	176,481	175,556	177,698

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2024
(in Millions) (Unaudited)

	Three Months Ended June 30, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$412.0		$—			$412.0

EBITDA	93.6		10.7	(a)		104.3
Depreciation and amortization	(21.7)		—			(21.7)
Income from operations	71.9		10.7	(b)		82.6

Income before income taxes	61.8		17.7	(c)		79.5
Provision for income taxes and indicated rate	(16.5)	26.7%	(4.2)		23.7%	(20.7)	26.0%
Net income from continuing operations	45.3		13.5			58.8

Income from discontinued operations, net of tax	0.7		(0.7)			—
Net income	$46.0		$12.8			$58.8

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.7		$0.7			$0.7
Other, net (1)	0.2		0.2			0.2
Last-in-first-out inventory adjustments	0.4		0.4			0.4
Stock-based compensation expense	9.4		9.4			—
Amortization of intangible assets	—		—			14.8
Other expense, net (2)	—		—			1.6
Total Adjustments	$10.7		$10.7			$17.7
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2024
(in Millions) (Unaudited)

	Six Months Ended June 30, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$785.8		$—			$785.8

EBITDA	168.4		25.9	(a)		194.3
Depreciation and amortization	(43.3)		—			(43.3)
Income from operations	125.1		25.9	(b)		151.0

Income before income taxes	104.8		39.0	(c)		143.8
Provision for income taxes and indicated rate	(25.5)	24.3%	(9.3)		23.8%	(34.8)	24.2%
Net income from continuing operations	79.3		29.7			109.0

Income from discontinued operations, net of tax	1.0		(1.0)			—
Net income	$80.3		$28.7			$109.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$7.0		$7.0			$7.0
Other, net (1)	0.4		0.4			0.4
Last-in-first-out inventory adjustments	(0.9)		(0.9)			(0.9)
Stock-based compensation expense	19.4		19.4			—
Amortization of intangible assets	—		—			29.5
Other expense, net (2)	—		—			3.0
Total Adjustments	$25.9		$25.9			$39.0

____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2023
(in Millions) (Unaudited)

	Three Months Ended June 30, 2023
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$403.2		$—			$403.2

EBITDA	76.6		10.4	(a)		87.0
Depreciation and amortization	(21.8)		—			(21.8)
Income from operations	54.8		10.4	(b)		65.2

Income before income taxes	46.1		13.2	(c)		59.3
Provision for income taxes and indicated rate	(13.2)	28.6%	(3.1)		23.5%	(16.3)	27.5%
Net income from continuing operations	32.9		10.1			43.0

Income from discontinued operations, net of tax	1.7		(1.7)			—
Net income	$34.6		$8.4			$43.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$7.8		$7.8			$7.8
Last-in-first-out inventory adjustments	(7.6)		(7.6)			(7.6)
Stock-based compensation expense	10.2		10.2			—
Amortization of intangible assets	—		—			14.6
Other income, net (1)	—		—			(1.6)
Total Adjustments	$10.4		$10.4			$13.2
____________________
(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2023
(in Millions) (Unaudited)

	Six Months Ended June 30, 2023
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$775.3		$—			$775.3

EBITDA	143.1		16.3	(a)		159.4
Depreciation and amortization	(44.6)		—			(44.6)
Income from operations	98.5		16.3	(b)		114.8

Income before income taxes	77.8		25.9	(c)		103.7
Provision for income taxes and indicated rate	(22.3)	28.7%	(6.2)		23.9%	(28.5)	27.5%
Net income from continuing operations	55.5		19.7			75.2

Income from discontinued operations, net of tax	1.9		(1.9)			—
Net income	$57.4		$17.8			$75.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$9.7		$9.7			$9.7
Last-in-first-out inventory adjustments	(13.9)		(13.9)			(13.9)
Stock-based compensation expense	20.5		20.5			—
Amortization of intangible assets	—		—			29.3
Other expense, net (1)	—		—			0.8
Total Adjustments	$16.3		$16.3			$25.9

____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Six Months Ended June 30, 2024 and June 30, 2023
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$46.0	$34.6	$80.3	$57.4
Income from discontinued operations, net of tax	(0.7)	(1.7)	(1.0)	(1.9)
Provision for income taxes	16.5	13.2	25.5	22.3
Other (income) expense, net (1)	1.6	(1.6)	3.0	0.8
Interest expense	8.5	10.3	17.3	19.9
Income from operations	$71.9	$54.8	$125.1	$98.5

Adjustments
Depreciation and amortization	$21.7	$21.8	$43.3	$44.6
Restructuring and other similar charges	0.7	7.8	7.0	9.7
Stock-based compensation expense	9.4	10.2	19.4	20.5
Last-in first-out inventory adjustment	0.4	(7.6)	(0.9)	(13.9)
Other, net (2)	0.2	—	0.4	—
Subtotal of adjustments	32.4	32.2	69.2	60.9
Adjusted EBITDA	$104.3	$87.0	$194.3	$159.4
____________________
(1)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from disposition of long-lived assets.

	Three Months Ended		Six Months Ended
Adjusted Net Income and Earnings Per Share	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income attributable to Zurn Elkay common stockholders	$46.0	$34.6	$80.3	$57.4
Income from discontinued operations, net of tax	(0.7)	(1.7)	(1.0)	(1.9)
Amortization of intangible assets	14.8	14.6	29.5	29.3
Restructuring and other similar charges	0.7	7.8	7.0	9.7
Last-in first-out inventory adjustment	0.4	(7.6)	(0.9)	(13.9)
Other (income) expense, net (1)	1.6	(1.6)	3.0	0.8
Other, net (2)	0.2	—	0.4	—
Tax effect on above items	(4.2)	(3.1)	(9.3)	(6.2)
Adjusted net income	$58.8	$43.0	$109.0	$75.2

GAAP diluted net income per share from continuing operations	$0.26	$0.19	$0.45	$0.31
Adjusted earnings per share - diluted	$0.33	$0.24	$0.62	$0.42

Weighted-average number of shares outstanding (in thousands):
GAAP basic weighted-average shares	172,627	174,260	172,818	175,333
Effect of dilutive equity awards	2,376	2,221	2,738	2,365
Adjusted diluted weighted-average shares	175,003	176,481	175,556	177,698
____________________
(1)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the disposition of long-lived assets.

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash provided by operating activities	$85.1	$87.2	$139.0	$92.2
Expenditures for property, plant and equipment	(4.9)	(5.9)	(8.6)	(11.1)
Free cash flow	$80.2	$81.3	$130.4	$81.1

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$46.0	$34.6	$80.3	$57.4
Other comprehensive income (loss):
Foreign currency translation adjustments	(1.5)	3.6	(4.0)	3.5
Other comprehensive income (loss), net of tax	(1.5)	3.6	(4.0)	3.5
Total comprehensive income	$44.5	$38.2	$76.3	$60.9

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$162.7	$136.7
Receivables, net	240.1	210.2
Inventories, net	276.2	277.6
Income taxes receivable	0.7	17.0
Other current assets	43.5	26.3
Total current assets	723.2	667.8
Property, plant and equipment, net	168.5	180.3
Intangible assets, net	922.3	952.4
Goodwill	795.1	796.0
Other assets	72.4	70.5
Total assets	$2,681.5	$2,667.0
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$0.9	$0.9
Trade payables	77.9	56.4
Compensation and benefits	26.2	30.5
Current portion of pension and postretirement benefit obligations	1.3	1.3
Other current liabilities	148.8	131.8
Total current liabilities	255.1	220.9

Long-term debt	494.6	494.4
Pension and postretirement benefit obligations	38.1	36.6
Deferred income taxes	197.0	210.0
Operating lease liability	39.0	37.3
Other liabilities	63.3	65.0
Total liabilities	1,087.1	1,064.2

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 171,097,696 at June 30, 2024 and 172,262,163 at December 31, 2023	1.7	1.7
Additional paid-in capital	2,842.5	2,847.0
Retained deficit	(1,178.1)	(1,178.2)
Accumulated other comprehensive loss	(71.7)	(67.7)
Total stockholders' equity	1,594.4	1,602.8
Total liabilities and stockholders' equity	$2,681.5	$2,667.0

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Operating activities
Net income	$80.3	$57.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	13.8	15.3
Amortization of intangible assets	29.5	29.3
Non-cash restructuring charges	5.2	2.5
Loss on dispositions of long-lived assets	0.4	—
Deferred income taxes	(13.0)	(1.6)
Other non-cash expenses	2.3	0.3
Stock-based compensation expense	19.4	20.5
Changes in operating assets and liabilities:
Receivables, net	(30.6)	(22.2)
Inventories	0.4	28.8
Other assets	2.0	13.6
Accounts payable	21.8	(50.6)
Accruals and other	7.5	(1.1)
Cash provided by operating activities	139.0	92.2

Investing activities
Expenditures for property, plant and equipment	(8.6)	(11.1)
Proceeds from dispositions of long-lived assets	1.6	0.3
Proceeds from insurance claims	—	9.0
Cash used for investing activities	(7.0)	(1.8)

Financing activities
Proceeds from borrowings of debt	—	13.0
Repayments of debt	(0.4)	(16.1)
Proceeds from exercise of stock options	3.8	1.2
Repurchase of common stock	(79.9)	(87.1)
Payment of common stock dividends	(27.7)	(24.5)
Cash used for financing activities	(104.2)	(113.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.8)	1.3
Increase (decrease) in cash, cash equivalents and restricted cash	26.0	(21.8)
Cash, cash equivalents and restricted cash at beginning of period	136.7	124.8
Cash, cash equivalents and restricted cash at end of period	$162.7	$103.0